                                                                    EXHIBIT 99.2

                              JOINT FILER INFORMATION

           Item                                    Information

Name:                                   Wells Fargo Bank, National Association

Address:                                101 North Phillips Avenue
                                        Sioux Falls, SD 57104

Date of Event Requiring                 January 29, 2018
Statement (Month/Day/Year):

Issuer Name and Ticker or               Nuveen AMT-Free Municipal Credit Income
Trading Symbol:                         Fund (NVG)

Relationship of Reporting               10% Owner
Person(s) to Issuer:

If Amendment, Date Original             Not Applicable
Filed (Month/Day/Year):

Individual or Joint/Group Filing:       Form filed by More than One Reporting
                                        Person

Signature:                              WELLS FARGO BANK, NATIONAL ASSOCIATION

                                           By: /s/ Adam Joseph
                                              ----------------------------------
                                           Name: Adam Joseph
                                           Title: Managing Director
                                           Date: January 31 , 2018